                                     EXHIBIT 7

                     Letter on Change In Certifying Accountant









                        Change In Certifying Accountant

                             PRITCHETT, SILER & HARDY, P.C.
                              CERTIFIED PUBLIC ACCOUNTANTS
                                  430 EAST 400 SOUTH
                              SALT LAKE CITY, UTAH  84111
                         (801) 328-2727 - FAX (801) 328-1123

                                                                August 31, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of Dreams, Inc. pertaining to our firm included under Item 3 of Form 10-SB and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



PRITCHETT, SILER & HARDY, P.C.









                                   Change in Certifying Accountant